Exhibit (99.1)

Formal Notice of Blackout Period

Under the

Ecolab Savings Plan and ESOP for Traditional Benefit Employees

Ecolab Savings Plan and ESOP

Ecolab Puerto Rico Savings Plan

(As Required Under Section 306(a)(6) of the Sarbanes-Oxley Act of 2002)

To:	All Executive Officers and Directors of Ecolab Inc.
Securities and Exchange Commission

From:	Ecolab Inc.

Date:	April 30, 2020

Subject:	Notice of Trading Blackout Period

This Formal Notice of Blackout Period is being provided to you pursuant to Rule 104 of Regulation BTR, promulgated under Section 306(a)(6) of the Sarbanes-Oxley Act of 2002 (this “Notice”).  The purpose of this Notice is to inform you of a potential “blackout period” under each of (i) the Ecolab Savings Plan and ESOP For Traditional Benefit Employees, (ii) the Ecolab Savings Plan and ESOP and (iii) the Ecolab Puerto Rico Savings Plan (collectively, the “Plans”), during which you may be prohibited from effecting any direct or indirect transactions in Ecolab Inc. (“Ecolab”) common stock, par value $1.00 per share (“Ecolab Shares”), that you acquired in connection with your employment or service as an executive officer or director of Ecolab.

Reasons for Blackout Period

In connection with Ecolab’s offer (the “Offer”) to exchange all of the shares of ChampionX Holding Inc. (“ChampionX”) common stock (“ChampionX Shares”) which are owned by Ecolab for outstanding Ecolab Shares, certain changes will occur to the Ecolab Stock fund (the “Ecolab Stock Fund”) held in each of the Plans.  As a result of these changes, participants in the Plans and their beneficiaries may be temporarily unable to transfer funds into or out of the Ecolab Stock Fund. This period, during which participants and beneficiaries may be unable to exercise these rights otherwise available under the Plans, is called a “blackout period.”  The blackout period will be imposed if 50% or more of the participants or beneficiaries in the Plans direct the trustee for the applicable Plan (or its designated agent) to exchange in the Offer some or all of the Ecolab Shares held in the Ecolab Stock Fund attributable to their Plan accounts.

Although Ecolab does not know at this time if 50% or more of the participants or beneficiaries in the Plans will participate in the Offer and, thus, whether the blackout period will be imposed, Ecolab is required to prepare for the possible imposition of a blackout period under the terms set forth in this Notice. To the extent that fewer than 50% of the participants or beneficiaries in the Plans actually participate in the Offer, the blackout period will not be imposed.

In addition, (i) in the event the Offer is consummated but is not fully subscribed, Ecolab will distribute the remaining ChampionX Shares owned by Ecolab on a pro-rata basis to Ecolab stockholders whose Ecolab Shares remain outstanding after consummation of the Offer (a “clean-up spin-off”) and (ii) in the event the Offer is terminated by Ecolab without the exchange of shares, Ecolab may distribute all ChampionX Shares owned by Ecolab on a pro-rata basis to Ecolab stockholders (a “spin-off”).  A blackout will be imposed in the event of a clean-up spin-off or a spin-off.

Length of Blackout Period

The blackout period for the Ecolab Stock Fund (if it occurs) is expected to begin on May 28, 2020 at 4:00 p.m. Eastern Time and end during the week ending on June 20, 2020.  If there is an extension of the Offer and Ecolab is required to adjust the beginning date or the length of the blackout period, Ecolab will provide you with notice of such adjustment as soon as reasonably practicable thereafter.

Restrictions on Executive Officers and Directors During the Blackout Period

Because participants and beneficiaries of the Plans will be unable to move assets into or out of the Ecolab Stock Fund during the blackout period (if it occurs), Ecolab’s executive officers and directors who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (each, an “Ecolab Section 16 Person”), will be subject to the trading restrictions imposed under Section 306(a) of the Sarbanes-Oxley Act of 2002 for the duration of the blackout period.  Subject to limited exceptions, these restrictions generally prohibit the direct or indirect purchase, sale or other acquisition or transfer of any Ecolab Shares that you acquired in connection with your employment or service as an Ecolab Section 16 Person.  For this purpose, there is a rebuttable presumption that any Ecolab Shares that you attempt to transfer during the blackout period was acquired in connection with your Ecolab employment or service.

However, if the blackout period occurs, it will not prohibit you from exchanging Ecolab Shares for ChampionX Shares in the Offer.

Who to Contact for Additional Information

If you have any questions about this Notice or the blackout period generally, you may contact Mike McCormick, General Counsel, 1 Ecolab Place, Saint Paul, Minnesota, 55102, (800) 232-6522.